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                                                                   Exhibit 10.25
                                PROMISSORY NOTE
                                ---------------


                                                     Date:  April 13, 1999

$500,000


     FOR VALUE RECEIVED, the undersigned ("Debtor") hereby promises to pay to Voyager Information Networks, Inc., a Michigan corporation ("Payee"), at such place or places as may be specified by Payee or any holder hereof, in legal tender of the United States of America, the principal amount of $500,000 (the "Principal"), with interest at the rate of 5.00% per annum, compounded annually, on the unpaid balance. Interest shall accrue commencing on the date hereof, and the Principal and all interest thereon shall be due and payable in full on the third (3rd) anniversary of date hereof (the "Repayment Date").

     Debtor may discharge the obligations undertaken hereby, at any time, by repaying the outstanding Principal and accrued interest thereon, without penalty. Debtor may, without penalty, make a partial prepayment of Principal and/or accrued interest thereon in any amount at any time and may thereby reduce any required future payment hereunder by the amount of such prepayment.

     Debtor expressly waives presentment for payment, protest and demand, notice of protest, demand and dishonor and expressly agrees that this Note may be extended from time to time without in any way affecting the liability of Debtor. No delay or omission on the part of Payee in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.
A waiver on one occasion shall not operate as a bar to or waiver of any such right or remedy on any future occasion.

     This Note may from time to time be extended by Payee, with or without notice to Debtor, and any related right may be waived, exchanged, surrendered or otherwise dealt with, all without affecting the liability of Debtor, in each case in the sole discretion of Payee. The Debtor agrees to pay all costs and expenses of collection, including reasonable attorneys fees, incurred or paid by the holder in enforcing this Note or the obligations hereby evidenced, to the extent permitted by law.

     This Note may be changed, modified or terminated only by an agreement in writing that is signed by the Debtor and Payee. This Note is an instrument of seal and shall be governed by and construed in accordance with the laws of the State of Michigan, and shall be binding upon the successors and assigns of Debtor and inure to the benefit of Payee and its successors, endorsees and assigns.
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     IN WITNESS WHEREOF, the Debtor has caused this Note to be executed as of the date set forth above.

                                          DEBTOR:


                                          /s/ Christopher Torto
                                          ----------------------------
                                          Name: Christopher Torto

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